CLIMACHEM, INC.,

                            Issuer,

                              and

                  THE GUARANTORS NAMED HEREIN

                              and

                          BANK ONE, NA

                            Trustee








                           INDENTURE



                 Dated as of November 26, 1997








                          $105,000,000


                   10 3/4% Senior Notes due 2007

                      CROSS-REFERENCE TABLE

  TIA                                                  Indenture
Section                                                 Section
_______                                                ________

310(a)(1) . . . . . . . . . . . . . . . . . . . . . .   7.10
(a)(2). . . . . . . . . . . . . . . . . . . . . . . .   7.10
(a)(3). . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(a)(4). . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(a)(5). . . . . . . . . . . . . . . . . . . . . . . .   7.10
(b)                                                     7.8;
      . . . . . . . . . . . . . . . . . . . . . . . .   7.10;
      . . . . . . . . . . . . . . . . . . . . . . . .   12.2
(c) . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311(a). . . . . . . . . . . . . . . . . . . . . . . .   7.11
(b) . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
(c) . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
312(a). . . . . . . . . . . . . . . . . . . . . . . .   2.5
(b) . . . . . . . . . . . . . . . . . . . . . . . . .   12.3
(c) . . . . . . . . . . . . . . . . . . . . . . . . .   12.3
313(a). . . . . . . . . . . . . . . . . . . . . . . .   7.6
(b)(1). . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(b)(2). . . . . . . . . . . . . . . . . . . . . . . .   7.6
(c) . . . . . . . . . . . . . . . . . . . . . . . . .   7.6;
      . . . . . . . . . . . . . . . . . . . . . . . .   12.2
(d) . . . . . . . . . . . . . . . . . . . . . . . . .   7.6
314(a). . . . . . . . . . . . . . . . . . . . . . . .   4.7;
      . . . . . . . . . . . . . . . . . . . . . . . .   4.6
(b) . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(c)(1). . . . . . . . . . . . . . . . . . . . . . . .   2.2;
      . . . . . . . . . . . . . . . . . . . . . . . .   7.2;
      . . . . . . . . . . . . . . . . . . . . . . . .   12.4
(c)(2). . . . . . . . . . . . . . . . . . . . . . . .   7.2;
      . . . . . . . . . . . . . . . . . . . . . . . .   12.4
(c)(3). . . . . . . . . . . . . . . . . . . . . . . .   N.A
(d) . . . . . . . . . . . . . . . . . . . . . . . . .   N.A
(e) . . . . . . . . . . . . . . . . . . . . . . . . .   12.5
(f) . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
315(a). . . . . . . . . . . . . . . . . . . . . . . .   7.1(b)
(b) . . . . . . . . . . . . . . . . . . . . . . . . .   7.5;
      . . . . . . . . . . . . . . . . . . . . . . . .   7.6;
      . . . . . . . . . . . . . . . . . . . . . . . .   12.2
(c) . . . . . . . . . . . . . . . . . . . . . . . . .   7.1(a)

(d) . . . . . . . . . . . . . . . . . . . . . . . . .   7.2;
      . . . . . . . . . . . . . . . . . . . . . . . .   6.11;
      . . . . . . . . . . . . . . . . . . . . . . . .   7.1(c)
(e) . . . . . . . . . . . . . . . . . . . . . . . . .   6.13
316(a)(last sentence) . . . . . . . . . . . . . . . .   2.9
(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . .   6.11
(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . .   6.12
(a)(2). . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(b)                                                     6.12;
      . . . . . . . . . . . . . . . . . . . . . . . .   6.8
317(a)(1) . . . . . . . . . . . . . . . . . . . . . .   6.3
(a)(2). . . . . . . . . . . . . . . . . . . . . . . .   6.4
(b) . . . . . . . . . . . . . . . . . . . . . . . . .   2.4
318(a). . . . . . . . . . . . . . . . . . . . . . . .   12.1



N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                        TABLE OF CONTENTS
                                                   Page
                     ARTICLE I                     ____
     DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions . . . . . . . . . . . . . .1
Section 1.2    Incorporation by Reference of TIA . . 19
Section 1.3    Rules of Construction . . . . . . . . 19

                           ARTICLE II
                         THE SECURITIES

Section 2.1    Form and Dating . . . . . . . . . . . 20
Section 2.2    Execution and Authentication. . . . . 23
Section 2.3    Registrar and Paying Agent. . . . . . 24
Section 2.4    Paying Agent to Hold Assets in Trust. 24
Section 2.5    Securityholder Lists. . . . . . . . . 25
Section 2.6    Transfer and Exchange . . . . . . . . 25
Section 2.7    Replacement Securities. . . . . . . . 33
Section 2.8    Outstanding Securities. . . . . . . . 33
Section 2.9    Treasury Securities . . . . . . . . . 34
Section 2.10   Temporary Securities. . . . . . . . . 34
Section 2.11   Cancellation. . . . . . . . . . . . . 34
Section 2.12   Defaulted Interest. . . . . . . . . . 34
Section 2.13   CUSIP Numbers . . . . . . . . . . . . 35

                          ARTICLE III
                           REDEMPTION

Section 3.1    Right of Redemption . . . . . . . . . 35
Section 3.2    Notices to Trustee. . . . . . . . . . 35
Section 3.3    Selection of Securities to Be
               Redeemed. . . . . . . . . . . . . . . 36
Section 3.4    Notice of Redemption. . . . . . . . . 36
Section 3.5    Effect of Notice of Redemption. . . . 37
Section 3.6    Deposit of Redemption Price . . . . . 38
Section 3.7    Securities Redeemed in Part . . . . . 38

                           ARTICLE IV
                           COVENANTS

Section 4.1    Payment of Securities . . . . . . . . 38

Section 4.2    Maintenance of Office or Agency . . . 39
Section 4.3    Limitation on Restricted Payments . . 39
Section 4.4    Corporate Existence . . . . . . . . . 40
Section 4.5    Payment of Taxes and Other Claims . . 40
Section 4.6    Compliance Certificate; Notice of
               Default. .  . . . . . . . . . . . . . 41
Section 4.7    Reports . . . . . . . . . . . . . . . 41
Section 4.8    Waiver of Stay, Extension or Usury
               Laws  . . . . . . . . . . . . . . . . 42
Section 4.9    Limitation on Transactions with
               Affiliates  . . . . . . . . . . . . . 42
Section 4.10   Limitation on Incurrence of Addi-
               tional Indebtedness and Disqualified
               Capital Stock . . . . . . . . . . . . 42
Section 4.11   Limitation on Dividends and Other
               Payment Restrictions Affecting
               Subsidiaries  . . . . . . . . . . . . 43
Section 4.12   Limitation on Liens Securing
               Indebtedness  . . . . . . . . . . . . 44
Section 4.13   Limitation on Sale of Assets and
               Subsidiary Stock. . . . . . . . . . . 44
Section 4.14   Limitation on Lines of Business . . . 48
Section 4.15   Limitation on Status as Investment
               Company. . . . . .. . . . . . . . . . 48
Section 4.16   Future Subsidiary Guarantors. . . . . 48
Section 4.17   Payments for Consent. . . . . . . . . 48
Section 4.18   Limitation on Sale and Leaseback
               Transactions. . . . . . . . . . . . . 49
Section 4.19   LSB Note. . . . . . . . . . . . . . . 49

                           ARTICLE V
                     SUCCESSOR CORPORATION

Section 5.1    Limitation on Merger, Sale or
               Consolidation. . . . . . . . . . . . . 49
Section 5.2    Successor Corporation Substituted  . . 50

                           ARTICLE VI
                 EVENTS OF DEFAULT AND REMEDIES

Section 6.1    Events of Default . . . . . . . . . . 50
Section 6.2    Acceleration of Maturity Date;
               Rescission and Annulment  . . . . . . 52
Section 6.3    Collection of Indebtedness and Suits
               for Enforcement by Trustee. . . . . . 53
Section 6.4    Trustee May File Proofs of Claim. . . 54
Section 6.5    Trustee May Enforce Claims Without
               Possession of Securities .  . . . . . 55
Section 6.6    Priorities. . . . . . . . . . . . . . 55
Section 6.7    Limitation on Suits . . . . . . . . . 55
Section 6.8    Unconditional Right of Holders to
               Receive Principal, Premium and
               Interest. . . . . . . . . . . . . . . 56
Section 6.9    Rights and Remedies Cumulative. . . . 57
Section 6.10   Delay or Omission Not Waiver. . . . . 57
Section 6.11   Control by Holders. . . . . . . . . . 57

Section 6.12   Waiver of Past Default. . . . . . . . 57
Section 6.13   Undertaking for Costs . . . . . . . . 58
Section 6.14   Restoration of Rights and Remedies. . 58

                          ARTICLE VII
                            TRUSTEE

Section 7.1    Duties of Trustee . . . . . . . . . . 59
Section 7.2    Rights of Trustee . . . . . . . . . . 60
Section 7.3    Individual Rights of Trustee. . . . . 61
Section 7.4    Trustee's Disclaimer. . . . . . . . . 61
Section 7.5    Notice of Default . . . . . . . . . . 61
Section 7.6    Reports by Trustee to Holders . . . . 62
Section 7.7    Compensation and Indemnity. . . . . . 62
Section 7.8    Replacement of Trustee. . . . . . . . 63
Section 7.9    Successor Trustee by Merger, Etc. . . 64
Section 7.10   Eligibility; Disqualification . . . . 64
Section 7.11   Preferential Collection of Claims
               Against Issuer  . . . . . . . . . . . 64

                          ARTICLE VIII
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1    Option to Effect Legal Defeasance or
               Covenant Defeasance. . . . . . . . . 65
Section 8.2    Legal Defeasance and Discharge . . . 65
Section 8.3    Covenant Defeasance. . . . . . . . . 65
Section 8.4    Conditions to Legal or Covenant
               Defeasance . . . . . . . . . . . . . 66
Section 8.5    Deposited Cash and U.S. Government
               Obligations to Be Held in Trust;
               Other Miscellaneous Provisions . . . 67
Section 8.6    Repayment to Issuer. . . . . . . . . 68
Section 8.7    Reinstatement. . . . . . . . . . . . 68

                           ARTICLE IX
              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1    Supplemental Indentures Without
               Consent of Holders . . . . . . . . . 69
Section 9.2    Amendments, Supplemental Indentures
               and Waivers with Consent of
               Holders. . . . . . . . . . . . . . . 69
Section 9.3    Compliance with TIA. . . . . . . . . 71
Section 9.4    Revocation and Effect of Consents. . 71
Section 9.5    Notation on or Exchange of
               Securities . . . . . . . . . . . . .  72
Section 9.6    Trustee to Sign Amendments, Etc.. . . 72

                           ARTICLE X
                  RIGHT TO REQUIRE REPURCHASE

Section 10.1   Repurchase of Securities at Optionf
               of the Holder upon Change of
               Control. . . . . . . . . . . . . . . 72

                           ARTICLE XI
                           GUARANTEES

Section 11.1   Guarantee . . . . . . . . . . . . . . 75
Section 11.2   Execution and Delivery of Guarantee . 76
Section 11.3   Certain Bankruptcy Events . . . . . . 77
Section 11.4   Release of Guarantors . . . . . . . . 77
Section 11.5   Future Guarantors . . . . . . . . . . 78

                          ARTICLE XII
                         MISCELLANEOUS

Section 12.1   TIA Controls. . . . . . . . . . . . . 78
Section 12.2   Notices . . . . . . . . . . . . . . . 78
Section 12.3   Communications by Holders with Other
               Holders . . . . . . . . . . . . . . . 79
Section 12.4   Certificate and Opinion as to
               Conditions Preceden . . . . . . . . . 79
Section 12.5   Statements Required in Certificate
               or Opinion. . . . . . . . . . . . . . 80
Section 12.6   Rules by Trustee, Paying Agent,
               Registrar . . . . . . . . . . . . . . 80
Section 12.7   Legal Holidays. . . . . . . . . . . . 80
Section 12.8   Governing Law . . . . . . . . . . . . 80
Section 12.9   No Adverse Interpretation of Other
               Agreements. . . . . . . . . . . . . . 81
Section 12.10  No Recourse Against Others. . . . . . 81
Section 12.11  Successors. . . . . . . . . . . . . . 81
Section 12.12  Duplicate Originals . . . . . . . . . 82
Section 12.13  Severability. . . . . . . . . . . . . 82
Section 12.14  Table of Contents, Headings, Etc. . . 82

    INDENTURE, dated as of November 26, 1997, among ClimaChem, Inc., an Oklahoma corporation (the "Issuer"), the
Guarantors referred to below and Bank One, NA, a national banking corporation, Trustee.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuer's 10 3/4% Senior Notes due 2007:


                            ARTICLE I

            DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1  Definitions.

     "Acceleration Notice" shall have the meaning specified in
Section 6.2.

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Issuer, including by designation, or is merged or consolidated into or with the Issuer or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other
Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Issuer and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Affiliate Transaction" shall have the meaning specified in
Section 4.9.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Member" means any member of, or participant in, the Depository.

     "Applicable Procedures" shall have the meaning specified in
Section 2.6(c)(2).

     "Asset Sale" shall have the meaning specified in Section
4.13.

     "Asset Sale Offer" shall have the meaning specified in
Section 4.13.

     "Asset Sale Offer Amount" shall have the meaning specified in Section 4.13.

     "Asset Sale Offer Price" shall have the meaning specified in
Section 4.13.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the discounted present value of the rental obligations of such Person, as lessee, required to be capitalized on the balance sheet of such Person in conformity with GAAP.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar
Federal, state or foreign law for the relief of debtors.

"Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules l3d-3 and l3d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

     "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

     "Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Cash" or "cash" means such coin or currency of the United
States of America as at the time of payment shall be legal tender for the payment of public or private debts.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii), and (iii) maturing within one year after the date of acquisition.

     "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

     "Change of Control" means (i) any merger or consolidation of any of the Issuer or LSB with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either of the Issuer or LSB, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of either of the Issuer or LSB then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of LSB (together with any new directors whose election by such Board or whose nomination for election by the shareholders of LSB was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of LSB then in office.

     "Change of Control Offer" shall have the meaning specified in Section 10.1.

     "Change of Control Period" shall have the meaning specified in Section 10.1.

     "Change of Control Purchase Date" shall have the meaning specified in Section 10.1.

     "Change of Control Purchase Price" shall have the meaning specified in Section 10.1.

     "Consolidated Cash Flow" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Issuer in such Subsidiary, (iii) other non-cash charges of the Issuer and its Subsidiaries reducing

Consolidated Net Income for such period, (iv) Consolidated Fixed
Charges and (v) any premium or penalty paid by the Issuer or any of its Subsidiaries to prepay indebtedness as described in "Use of Proceeds."

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated Cash Flow of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),
(b) the net income, if positive, of any Person, other than a Wholly Owned Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Wholly Owned Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

     "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude, to the extent included in calculating such equity, (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Credit Agreement" means each of (i) the credit agreement dated November 21, 1997 by certain of the Company's subsidiaries and BankAmerica Business Credit, Inc., and (ii) the credit agreement, dated December 19, 1996, as amended, between TES and Bank of New Zealand, Australia, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. The credit agreement described under clause (i) of this definition may be secured by accounts receivable, inventory, proprietary rights, general intangibles, books and records and the proceeds thereof and under clause (ii) of this definition may be secured by all the assets of TES. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuer and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by paragraph (b) of the definition "Permitted Indebtedness," or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Debt Incurrence Ratio" shall have the meaning specified in Section
4.10.

     "Default" means any event, occurrence or condition that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Depository Securities Certification" has the meaning set forth in Section 2.1.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Issuer), any Equity Interest other than any common equity with no preference, privileges, or redemption or repayment provisions.

    "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Euroclear" means Chemical Bank, as operator of the Euroclear System.

     "Event of Default" shall have the meaning specified in
Section 6.1.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Offer" means the offer by the Issuer and the Guarantors to exchange the Series B Notes and Guarantees thereof for the Original Notes and Guarantees thereof made pursuant to the Registration Rights Agreement.

     "Excluded Person" means any of (i) Jack E. Golsen, his immediate family or a trust or similar entity existing for his benefit or for the benefit of his immediate family or any Person controlled directly or indirectly by him or his immediate family or (ii) with respect to the Issuer, LSB.

     "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of disinterested (as to such transactions) members of the Board of Directors of the Issuer, (b) dividends or distributions permitted under Section 4.3 and payable, in form and amount, on a pro rata basis to all holders of Common Stock of the Issuer, (c) transactions solely between the Issuer and any of its Subsidiaries or solely among Subsidiaries of the Issuer, (d) any payments to LSB pursuant to the Management Agreement, the Services Agreement and the Tax Sharing Agreement, each as in effect on the date hereof, (e) any purchase of goods or services from Affiliates who are in turn purchasing such goods or services on an arm's length basis from unaffiliated third parties and reselling them to the Issuer and any of its Subsidiaries at their actual cost and (f) any transactions as in effect on the Issue Date as described in the Offering Memorandum under the caption
"Certain Relationship and Related Transactions   IEC Lease,"
" Guaranty of Loans," " Revolving Credit Facility" and
" Affiliate Loans."

     "GAAP" means United States generally accepted accounting principles set forth in the Opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Global Security" means, as the context may require, any or all of the Temporary Regulation S Global Security, the Permanent
Regulation S Global Security and the Restricted Global Security.

     "Guarantee" shall have the meaning provided in Section 11.1.

     "Guarantors" means The Environmental Group, Inc., International Environmental Corporation, Climate Master, Inc., CHP Corporation, KOAX Corp., APR Corporation, Climate Mate, Inc., The Environmental Group International Limited, LSB Chemical Corp., El Dorado Chemical Company, Slurry Explosive Corporation, Universal Tech Corporation, Total Energy Systems Limited, Total Energy Systems (NZ) Ltd., T.E.S. Mining Services Pty. Ltd., Northwest Financial Corporation, DSN Corporation and any future newly created, acquired or designated Subsidiary of the Issuer.

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "incur" shall have the meaning specified in Section 4.10.

     "Incurrence Date" shall have the meaning specified in
Section 4.10.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except trade payables incurred in the ordinary course of its business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person; and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties; and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Purchaser" means Wasserstein Perella Securities,
Inc.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Issuer or any Guarantor to the extent permitted by Section 4.10 hereof, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Issuer of any person to be an Unrestricted Subsidiary. The Issuer shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if none of the Issuer or its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuer or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer, provided, however, if in any such case such fair market value exceeds $2 million, such determination of fair market value shall be based upon an opinion or appraisal by an accounting, appraisal or investment banking firm of national standing.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Issuer" means each party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

     "Legal Holiday" shall have the meaning provided in Section
12.7.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

     "LSB" means LSB Industries, Inc., a Delaware corporation.

     "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Purchase Date, a purchase date with respect to an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

     "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Issuer in the case of a sale of Qualified Capital Stock and by the Issuer and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuer that were issued for cash on or after the Issue Date, the amount of cash originally received by the Issuer upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Issuer) of income, franchise, sales and other applicable taxes required to be paid by the Issuer or any of its respective Subsidiaries in connection with such Asset Sale.

     "Notes"  See "Securities".

     "Offering Memorandum" means the Offering Memorandum of the Issuer dated November 21, 1997 with respect to the Securities.

     "Officer" means, with respect to the Issuer, the Chairman of the Board, the Chief Executive Officer, the President, any Vice
President, the Chief Financial Officer, the Treasurer, the
Controller, or the Secretary or Assistant Secretary.

     "Officers' Certificate" means, with respect to the Issuer or any Guarantor, a certificate signed by two Officers of both of the Issuer or such Guarantor and otherwise complying with the requirements of Sections 12.4 and 12.5.

     "Opinion of Counsel" means a written opinion from legal counsel to the Issuer complying with the requirements of Sections
12.4 and 12.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Issuer.

     "Original Notes" means the 10 3/4% Senior Notes due 2007, in substantially the form set forth on the Form of Note set forth as Exhibit A hereto, as amended and supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Other Securities" has the meaning set forth in Section 2.1.

     "Owner Securities Certification" has the meaning set forth in Section 2.1.

     "Paying Agent" shall have the meaning specified in Section
2.3.

     "Permanent Regulation S Global Security" has the meaning set forth in Section 2.1.

     "Permitted Indebtedness" means any of the following:
     (a) the Issuer and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified therein as of the date thereof;

     (b) the Issuer and the Guarantors may incur Indebtedness pursuant to the Credit Agreement (including any Indebtedness issued to refinance, refund or replace such Indebtedness) provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed the greater of (i) $50 million (less, with respect to this clause (i) only, the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale) or
(ii) the sum of 85% of accounts receivable that are not more than 90 days past due and 60% of inventories, determined in accordance with GAAP, plus, in each case, accrued interest and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement or affiliates of such lenders;

     (c) the Issuer and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause
(a) of this definition, incurred under the Debt Incurrence Ratio test contained in Section 4.10 or which is outstanding on the Issue Date so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced;

     (d) the Issuer and the Guarantors may incur Indebtedness representing Capitalized Lease Obligations in an aggregate amount incurred on or after the Issue Date and outstanding at any one time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5 million, provided that this clause (d) shall not limit the ability of the Issuer to refinance outstanding Indebtedness pursuant to clause (c);

     (e)  the Issuer and the Guarantors may incur other
Indebtedness not otherwise permitted pursuant to this definition in an aggregate amount outstanding at any one time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $10 million;

     (f) the Issuer and the Guarantors may incur Purchase Money Indebtedness (including any Indebtedness issued to refinance, replace or refund such Indebtedness), provided, that (i) the aggregate amount of such Indebtedness incurred on or after the Issue Date and outstanding at any one time pursuant to this paragraph (f) shall not exceed $2.5 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Issuer or such Guarantor, as applicable, of the property so purchased or leased, provided that this clause (f) shall not limit the ability of the Issuer to refinance outstanding Indebtedness pursuant to clause (c);

     (g) the Issuer and the Guarantors may incur Indebtedness solely in respect of performance, surety or appeal bonds, workers compensation claims, payment obligations in connection with self insurance and other similar requirements (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuer's industry;

     (h) the Issuer may incur Indebtedness to any Wholly Owned Subsidiary, and any Wholly Owned Subsidiary may incur Indebtedness to any other Wholly Owned Subsidiary or to the Issuer; provided that, in the case of Indebtedness of the Issuer, such obligations shall be unsecured and the date of any event that causes such Subsidiary to no longer be a Wholly Owned Subsidiary shall be an Incurrence Date;

     (i) the Issuer and its Subsidiaries may incur Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business (provided, however, that such Indebtedness is extinguished within five business days of notification of incurrence) or from endorsement of instruments for deposit in the ordinary course of business; and

     (j)  the Issuer and its Subsidiaries may suffer to exist
Indebtedness outstanding on the Issue Date.

     "Permitted Investment" means (a) Investments in any of the Notes;
(b) Investments in Cash Equivalents; (c) Investments in intercompany notes to the extent permitted under clause (h) of the definition of "Permitted Indebtedness"; (d) any Investment in a Person in a Related Business, which, after such Investment, becomes a Subsidiary of the Issuer and a Guarantor of the Notes;
(e) Investments in the form of a contribution of all or substantially all the assets or Equity Interests of TES to a joint venture in which the Issuer or its Subsidiaries own no less than 50% of the economic and voting interests; and (f) other Investments not to exceed $2 million.

     "Permitted Lien" means (a) Liens created in connection with the incurrence of Indebtedness under the Credit Agreement, as described in the definition "Credit Agreement", regardless of whether such Indebtedness is incurred under clause (b) of the definition "Permitted Indebtedness" or the Debt Incurrence Ratio, and Liens incurred in connection with the incurrence of Indebtedness under Capitalized Lease Obligations and Purchase
Money Indebtedness, to the extent otherwise permitted by clause
(d) or (f), whichever is applicable, of the definition "Permitted Indebtedness"; (b) Liens existing on the Issue Date; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or
(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuer or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (i) Liens securing the Notes; (j) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Issuer or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any assets other than those acquired; (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuer or any of its Subsidiaries or materially detracting from the value of the relative assets of the Issuer or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer or any of its Subsidiaries in the ordinary course of business; and (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property.
"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government
(including any agency or political subdivision thereof).
"principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

     "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

     "Public Equity Offering" means an underwritten offering of Common Stock of the Issuer for cash pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" means any Indebtedness of such Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease

Obligation, the lease) of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Issuer, is directly related to a Related Business of the Issuer and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Issuer that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Issuer issued on or after the Issue Date with the Net Cash Proceeds received by the Issuer from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Issuer issued on or after the Issue Date.

     "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to
Article III of this Indenture and Paragraph 5 in the form of Security.

     "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the form of Security, which shall include in each case accrued and unpaid interest with respect to such Security to the applicable Redemption Date.

     "Reference Period" with regard to any Person means the four full fiscal quarters of such Person for which financial information in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, replace, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of (i) reasonable and customary fees and expenses incurred in connection with the Refinancing and (ii) any premium or penalty for prepayment provided for in the instrument governing the Indebtedness so refinanced or reasonably determined by the Board of Directors of the Issuer as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated transaction) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing
Indebtedness of any Subsidiary of the Issuer shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall
(x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement by and among the Issuer, the Guarantors and the Initial
Purchaser, dated as of the Issue Date.

     "Regulation S" means Regulation S under the Securities Act
(or any successor provision), as it may be amended from time to time.

     "Related Business" means the business conducted (or proposed to be conducted) by the Issuer and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Issuer are materially related businesses.

     "Restricted Global Security" has the meaning set forth in
Section 2.1.

     "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such Person, other than a Permitted Investment; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; or (ii) any dividend, distribution or other payment to the Issuer, or to any of its Wholly Owned Subsidiaries, by the Issuer or any of its Subsidiaries.

     "Restricted Period" has the meaning set forth in Section
2.1.

     "Restricted Securities" means the Restricted Global Security, Other Securities and any successor Security, other than
(i) any Security issued upon a transfer or exchange for which a certificate substantially in the form set forth in (a) Annex D is required to be provided and is provided pursuant to Section 2.6(c)(3), (b) Annex E is required to be provided and is provided pursuant to Section 2.6(c)(4) or (c) Annex G-2 is required to be provided and is provided pursuant to Section 2.6(c)(6), (ii) any Series B Note and (iii) any Security issued in exchange for or in lieu of any Security specified in clause (i) or (ii) or any Security issued in exchange therefor or in lieu thereof.

     "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A" means the Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange Commission. "Securities" or "Notes" means, prior to the Exchange Offer, the Original Notes, and after the Exchange Offer, the Original Notes (if any) and the Series B Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
"Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Securityholder"  See "Holder".

     "Series B Notes" means the Series B 10 3/4% Senior Notes due
2007, in substantially the form set forth on the Form of Note set forth as Exhibit A hereto, to be issued pursuant to this Indenture in connection with the Exchange Offer.

     "Stated Maturity," when used with respect to any Note, means
December 1, 2007.

     "Subordinated Indebtedness" means Indebtedness of the Issuer or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or has a stated maturity on or after the Stated Maturity.

     "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more
Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Issuer or of any Subsidiary of the Issuer. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Issuer.

     "TES" means Total Energy Systems Limited, a company formed under the laws of Australia.

     "Temporary Regulation S Global Security" has the meaning set forth in Section 2.1.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as permitted in Section 9.3.

     "Transferee Securities Certification" has the meaning set forth in Section 2.6(c)(2).

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Unrestricted Subsidiary" means any subsidiary of the Issuer that does not own any Capital Stock of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer and that shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer; provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business,
(ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity
Interests of which are owned by the Issuer or one or more wholly owned Subsidiaries of the Issuer.

     Section 1.2  Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture securityholder" means a Holder or a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

     Section 1.3  Rules of Construction.

     Unless the context otherwise requires:

                    (i)  a term has the meaning assigned to it;

                    (ii)  an accounting term not otherwise
     defined has the meaning assigned to it in accordance with GAAP;

                    (iii)  "or" is not exclusive;

                    (iv)  words in the singular include the
     plural, and words in the plural include the singular;

                    (v)  provisions apply to successive events
     and transactions;

                    (vi)  "herein," "hereof" and other words of
     similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                    (vii)  references to Sections or Articles
     means reference to such Section or Article in this Indenture, unless stated otherwise.


                            ARTICLE II

                          THE SECURITIES

     Section 2.1  Form and Dating.

The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     In certain cases described elsewhere herein, the legends set forth in the first three paragraphs of Exhibit A may be omitted from Securities issued hereunder.

     Securities offered and sold in their initial distribution in reliance on Regulation S shall be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for therein. Such temporary Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, at its corporate trust office, as Securities Custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their successor Securities which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "Temporary Regulation S Global Security". After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global Securities, referred to herein collectively as the "Permanent Regulation S Global Security", substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for therein. Such Permanent Regulation S Global Securities shall be registered in the name of the Depository or its nominee and deposited with the Trustee, at its corporate trust office, as Securities Custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the latest of (a) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the Issue Date.

     Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after (a) the expiration of the Restricted Period,
(b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form of Annex A hereto, and (c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as Annex B. Upon satisfaction of such conditions, the Trustee will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such Holder of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such Holder's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

          Upon:

               (i)  the expiration of the Restricted Period;

               (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

               (iii)  receipt by the Depository of:

                         (1)  written instructions given in
     accordance with the Applicable Procedures from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications have been delivered; and

                         (2)   a written order given in
     accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

               (iv) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository
     Securities Certifications,

the Trustee, as Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security, by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

     Securities offered and sold in their initial distribution in reliance on Rule 144A and to institutional "accredited investors" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act shall be issued in the form of one or more Global Securities (collectively, and, together with their successor Securities, the "Restricted Global Security") in fully registered form without interest coupons, substantially in the form of Security set forth in Exhibit A, with such applicable legends as are provided for in Exhibit A, except as otherwise permitted herein. Such Restricted Global Security shall be registered in the name of the Depository or its nominee and deposited with the Trustee, at its corporate trust office, as Securities Custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as hereinafter provided.

     Securities offered and sold in their initial distribution other than in reliance on Regulation S or Rule 144A and to institutional "accredited investors" as defined in Rule 501(a)
(1), (2), (3) or (7) under the Securities Act (collectively, "Other Securities") shall not be issued in the form of a Global Security or in any other form intended to facilitate book-entry trading in the beneficial interests of such Securities.

     Section 2.2  Execution and Authentication.

     Two Officers shall sign, or one Officer shall sign and one
Officer shall attest to, the Securities for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuer shall nevertheless be bound by the terms of the Securities and this Indenture.

      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

     The Trustee shall authenticate the Original Notes for original issue in the aggregate principal amount of up to $105,000,000 and shall authenticate Series B Notes for original issue in the aggregate principal amount of up to $105,000,000, in each case upon a written order of the Issuer in the form of an Officers' Certificate; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Original Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $105,000,000, except as provided in Section 2.7. Upon the written order of the Issuer in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Issuer.

     The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate
Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer, any Affiliate of the Issuer or any of its respective Subsidiaries.

     Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     Section 2.3  Registrar and Paying Agent.

     The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange
("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Securities may be served. The Issuer may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X and Section 4.13 neither the Issuer nor any Affiliate thereof shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Issuer may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

     The Issuer shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Issuer initially appoints The Depository Trust Company
("DTC") to act as Depository with respect to the Global
Securities.

     The Issuer initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

     Section 2.4  Paying Agent to Hold Assets in Trust.

     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest (and Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Securities) in making any such payment. If either the Issuer or any Subsidiary thereof acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent (if other than the Issuer) shall have no further liability for such assets.

     Section 2.5  Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

     Section 2.6  Transfer and Exchange.

     (a) Global Securities. The provisions of clauses (1) through (7) below shall apply only to Global Securities:

                         (1)   Each Global Security authenticated
     under this Indenture shall be registered in the name of the Depository or a nominee thereof and delivered to the Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                         (2)  Notwithstanding any other provision
     in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository or a nominee thereof unless (A) the Depository (i) has notified the Issuer that it is unwilling or unable to continue as Depository for such Global Security and the Issuer thereupon fails to appoint a successor Depository within 90 days or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in definitive registered certificated form, (C) there shall have occurred and be continuing a Default or an Event of Default with respect to the Securities evidenced by such Global
     Security, or (D) pursuant to the following sentence. Beneficial interests in a Global Security may, subject to the restrictions on the transferability of the Securities, be exchanged for certificated Securities upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository (in accordance with the Depository's customary procedures) and will bear the applicable legends set forth in Exhibit A, provided that no certificated Securities may be issued in exchange for a Temporary Regulation S Global Security.

                         (3)   If any Global Security is to be
     exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this
     Article II. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article II or, if the Trustee is acting as Securities Custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest pursuant to Section 2.6(c)). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 2.6(a)(2) and as otherwise provided in this Article II, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article II if such order, direction or request is given or made in accordance with the Applicable Procedures.

                         (4)   Every Security authenticated and
     delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article II,
     Article X, Section 3.7, 4.13 or 9.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository or a nominee thereof.

                         (5)  None of the Issuer, the Trustee,
     any agent of the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the Depository's records (or the records of the participant of such Depository) relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records of the Depository relating to such beneficial ownership interests.

                         (6)  The registered Holder may grant
     proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture.

                         (7)  Neither Agent Members nor any other
     Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.
     Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global
     Security deposited with the Trustee as custodian for the Depository for credit to their respective accounts
     (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear", and the
     "Management Regulations" and "Instructions to
     Participants" of CEDEL, respectively, shall be applicable to such Global Security.

     (b)  Registration of Transfer and Exchange and Legends.
Upon surrender for registration of transfer of any Security at an office or agency of the Issuer designated pursuant to Section 2.3 for such purpose in accordance with the terms hereof, the Issuer shall, subject to the other provisions of this Section 2.6, execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like tenor and aggregate principal amount and bearing the applicable legends set forth in Exhibit A.

     Subject to Section 2.6(c), at the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount and bearing the applicable legends set forth in the form of the Securities, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.2, 2.10, 3.5, 4.13,
9.5 or 10.1.

     The Issuer shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Article III and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     All Original Notes initially issued hereunder shall, upon issuance, bear the legend specified in Exhibit A to be applied to such a Security and such required legend shall not be removed unless the Issuer shall have delivered to the Trustee (and the Registrar, if other than the Trustee) an order in the form of an Officers' Certificate which states that the Note may be issued without such legend thereon. If such legend required for an Original Note has been removed from a Security as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Issuer has reasonable cause to believe that such other Security is a "restricted security" within the meaning of Rule 144 of the Securities Act and instructs the Trustee to cause a legend to appear thereon.

     (c) Certain Transfers and Exchanges. Upon presentation for transfer or exchange of any Security at the office of the Trustee, as Registrar, located in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Issuer, executed by the registered Holder, in person or by such Holder's attorney hereunto duly authorized in writing, and upon compliance with this Section 2.6, such Security shall be transferred upon the Security register, and a new Security shall be authenticated and issued in the name of the transferee. Notwithstanding any provision to the contrary herein or in the Securities, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 2.6(c), shall only be made in accordance with this Section 2.6(c). Transfers and exchanges subject to this Section 2.6(c) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.6(c).

                         (1)  General.  A Global Security may not
     be transferred, in whole or in part, to any Person other than the Depository or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this clause (1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.6(c).

                         (2)  Temporary Regulation S Global
     Security. If the holder of a beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "Applicable Procedures"), only in accordance with this clause (2). Upon delivery
     (A) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification,
     (B) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Annex C hereto and (C) by Euroclear or CEDEL, as the case may be, to the Trustee, as Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

                         (3)  Restricted Global Security to
     Temporary Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (3) and clause (10) below. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Annex D signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall, subject to clause (10) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security by such specified principal amount as provided in Section 2.6(a)(3).

                         (4)  Restricted Global Security to
     Permanent Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (4). Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Permanent Regulation S Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Annex E signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall reduce the principal amount of a Restricted Global Security, and increase the principal amount of the Permanent Regulation S Global Security by such specified principal amount as provided in Section 2.6(a)(3).

                         (5)  Temporary Regulation S Global
     Security or Permanent Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security at any time, wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (5) and clause (10) below; provided that with respect to any transfer of a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification respectively, with respect to such beneficial interest. Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (B) a certificate in substantially the form set forth in Annex F signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, the Trustee, as Registrar, shall, subject to clause (10) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 2.6(a)(3).

                         (6)  Non-Global Restricted Security to
     Global Security.  If the holder of a Restricted
     Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (6) and clause (10) below. Upon receipt by the Trustee, as Registrar, of (A) such Security and written instructions given by or on behalf of such Holder as provided in Section 2.6(b) directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Security (or portion thereof) to be so transferred, and
     (B) an appropriately completed certificate substantially in the form set forth in Annex G-1 hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global
     Security, or Annex G-2 hereto, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (10) below, cancel such Restricted
     (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 2.6(b) and increase the principal amount of the Restricted Global Security, Temporary Regulation S
     Global Security or Permanent Regulation S Global
     Security, as the case may be, by the specified principal amount as provided in Section 2.6(a)(3).

                         (7)  Non-Global Permanent Regulation S
     Security to Restricted Global Security or Permanent Regulation S Global Security. If the Holder of a Permanent Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this clause (7) and subject to the Applicable Procedures.

     Upon receipt by the Trustee, as Registrar, of (A) such Security and instructions given by or on behalf of such Holder as provided in Section 2.6(b) directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Security (or portion thereof) to be so transferred, and
     (B)(i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Annex H-1, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in Annex H-2, signed by or on behalf of such Holder, then the Trustee, as Registrar, shall, subject to clause (9) below, cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 2.6 (b) and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal as provided in Section 2.6(a)(3).

                         (8)  Restricted Global Security to
     Restricted Global Security. If the holder of a beneficial interest in the Restricted Global Security representing Notes originally sold to institutional "accredited investors" wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security representing Notes originally sold to qualified institutional buyers under Rule 144A or vice versa, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this clause (8).
     Upon receipt by the Trustee, as Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in such Restricted Global Security in a specified principal amount and to cause to be debited from another specified Agent Member's account a beneficial interest in the other Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Annex I signed by or on behalf of the holder of such transferred beneficial interest in the Restricted Global Security, the Trustee, as Registrar, shall reduce the principal amount of such Restricted Global Security, and increase the principal amount of the other Restricted Global Security by such specified principal amount as provided in Section 2.6(a)(3).

                         (9)  Other Exchanges.  Securities that
     are not Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a

     Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses
     (1) through (8) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S, or are to institutional "accredited investors" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Issuer and the Trustee.

                         (10)  Interests in Temporary Regulation
     S Global Security to be Held Through Euroclear or
     CEDEL. Until the later of the expiration of the Restricted Period and the provision of the Owner
     Securities Certification and the Depository Securities
     Certification, beneficial interests in any Temporary
     Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Agent Members acting for the account thereof).

     Section 2.7  Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Issuer.

     Section 2.8  Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security, except as provided in Section 2.9.

     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds cash sufficient to pay all of the principal and interest (and Liquidated Damages, if any) due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     Section 2.9  Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuer, any Guarantor and Affiliates of the Issuer or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     Section 2.10  Temporary Securities.

     Until definitive Securities are ready for delivery, the Issuer may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

     Section 2.11  Cancellation.

     The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or an Affiliate of the Issuer), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures.
Subject to Section 2.7, the Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

     Section 2.12  Defaulted Interest.

     If the Issuer defaults in a payment of interest (and Liquidated Damages, if any) on the Securities, the Issuer shall pay the defaulted interest (and Liquidated Damages, if any), plus (to the extent lawful) interest on the defaulted interest (and Liquidated Damages, if any), to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next

                              34
preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest (and Liquidated Damages, if any), and interest payable on such defaulted interest (and Liquidated Damages), if any, to be paid. The Issuer may also pay defaulted interest in any other lawful manner.

     Section 2.13  CUSIP Numbers.

     The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

                           ARTICLE III

                            REDEMPTION

     Section 3.1  Right of Redemption.

     Redemption of Securities shall be made only in accordance with this Article III. At its election, the Issuer may redeem the Securities in whole or in part, at any time or from time to time on or after December 1, 2002, at the Redemption Prices specified under the caption "Redemption," in the Form of Note attached as Exhibit A hereto, plus accrued but unpaid interest (and
Liquidated Damages, if any) to the Redemption Date. Except as provided in this paragraph and Paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Issuer.

     Until December 1, 2000, upon a Public Equity Offering of common stock of the Issuer for cash, up to $35 million aggregate principal amount of the Securities may be redeemed at the option of the Issuer within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 110.75% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than $65 million aggregate principal amount of the Securities are outstanding.

     Section 3.2  Notices to Trustee.

     If the Issuer elects to redeem Securities pursuant to this
Article III, the Issuer shall notify the Trustee in writing of the date on which the Notes are to be redeemed ("Redemption Date") and the principal amount of Securities to be redeemed and whether the Issuer wants the Trustee to give notice of redemption to the Holders in the name of and at the expense of the Issuer. If the Issuer elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

     The Issuer shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the Redemption
Date.

     Section 3.3  Selection of Securities to Be Redeemed.

     If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select from among such Securities to be redeemed pro rata, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 3.4  Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                         (1)  the Redemption Date;

                         (2)  the Redemption Price, including the
     amount of accrued but unpaid interest (and Liquidated
     Damages, if any) to be paid upon such redemption;

                         (3)  the name, address and telephone
     number of the Paying Agent;

                         (4)  that Securities called for
     redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                         (5)  that, unless the Issuer defaults in
     its obligation to deposit cash with the Paying Agent in accordance with Section 3.6 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any), upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                         (6)  if any Security is being redeemed
     in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new
     Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                         (7)  if less than all the Securities are
     to be redeemed, the identification of the particular
     Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                         (8)  the CUSIP number of the Securities
     to be redeemed; and

                         (9)  that the notice is being sent
     pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

     Section 3.5  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with
Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued but unpaid interest (and Liquidated Damages, if any). Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest (and Liquidated Damages, if any), if any, accrued to and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     Section 3.6  Deposit of Redemption Price.

     On or before the Redemption Date, the Issuer shall deposit with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) cash sufficient to pay the Redemption Price of, including accrued but unpaid interest (and Liquidated Damages, if any) on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuer any cash so deposited which is not required for that purpose upon the written request of the Issuer.

     If the Issuer complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Securities.

     Section 3.7  Securities Redeemed in Part.

     Upon surrender of a Security that is to be redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                            ARTICLE IV

                            COVENANTS

     Section 4.1  Payment of Securities.

     The Issuer shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (and Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment.

     The Issuer shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

     Section 4.2  Maintenance of Office or Agency.

     The Issuer and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Securities and this Indenture may be served. The Issuer and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

     The Issuer and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer and the Guarantors hereby initially designate the corporate trust office of the Trustee as such office.

     Section 4.3  Limitation on Restricted Payments.

     The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any

Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Issuer is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio contained in Section 4.10 or (3) the aggregate amount of all Restricted Payments made by the Issuer and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Issuer and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Issuer from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Issuer and (ii) to the extent applied in connection with a Qualified Exchange) after the Issue Date.

     The immediately preceding paragraph, however, will not prohibit (x) payments to LSB pursuant to the Management Agreement, the Services Agreement and the Tax Sharing Agreement, each as in effect on the Issue Date, (y) a Qualified Exchange or
(z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to clause (z) (but not pursuant to clauses
(x) and (y)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause
(3) of the immediately preceding paragraph.

     Section 4.4  Corporate Existence.

     The Issuer and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Issuer and the Guarantors and each of their Subsidiaries; provided, however, that neither the Issuer nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Issuer shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 4.5  Payment of Taxes and Other Claims.

     The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Issuer, any Guarantor or any of their Subsidiaries or properties and assets of the Issuer, any Guarantor or any of their Subsidiaries and
(ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Issuer, any Guarantor or any of their Subsidiaries; provided, however, that neither the Issuer nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

     Section 4.6  Compliance Certificate; Notice of Default.

     (a) The Issuer shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Issuer, complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations (without regard to notice requirements or grace periods) under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Issuer, any Guarantor or any Subsidiary of the Issuer or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

     (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Issuer shall deliver to the Trustee within 120 days after the end of its fiscal year a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting its audit for such fiscal year, nothing has come to its attention that caused it to believe that the Issuer or any Subsidiary of the Issuer were not in compliance with the provisions set forth in Section 4.3, 4.10 or 4.13 or Article X of this Indenture.

     (c) The Issuer shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Issuer or any of the Holders.

     Section 4.7  Reports.

     Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall deliver to the Trustee and to each Holder on the date it is or would have been (if it were subject to such reporting obligations) required to furnish such with the Commission, subject to any extension as allowed under the Exchange Act, and to each prospective Holder who so requests, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Issuer were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, in each case, a management's discussion and analysis of financial condition and results of operations and, with respect to annual information only, a report thereon by the Issuer's certified independent public accountants. In addition, the Issuer will file such reports with the Commission, whether or not the Issuer is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, provided the Commission will accept such filings.

     Section 4.8  Waiver of Stay, Extension or Usury Laws.

     The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of or interest (and Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.9  Limitation on Transactions with Affiliates.

     Neither the Issuer nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Issuer, and no less favorable to the Issuer than could have been obtained in an arm's length transaction with a non-Affiliate, and (ii) if involving consideration to either party in excess of $2.5 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $5 million, unless in addition the Issuer, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Issuer from a financial point of view from an accounting, appraisal or investment banking firm of national reputation. A member of the Board of Directors of the Issuer that is a non-employee director of LSB will be deemed disinterested for purposes of this covenant. For purposes of compliance with clauses (ii) and (iii) above, total consideration for a series of related Affiliate Transactions involving purchases or sales entered into in the ordinary course of business will only include purchases or sales made in the last twelve months ended on the date of the most recent purchase.

     Section 4.10  Limitation on Incurrence of Additional
Indebtedness and Disqualified Capital Stock.

     The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Issuer for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to l, or, for an Incurrence Date after January 1, 2000, at least 2.25 to 1(each, a "Debt Incurrence Ratio"), then the Issuer may incur such Indebtedness or Disqualified Capital Stock and the Guarantors may incur such Indebtedness.

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Issuer (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Issuer or a Subsidiary of the Issuer shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or a Subsidiary of the Issuer, as applicable.

     Section 4.11  Limitation on Dividends and Other Payment
Restrictions Affecting Subsidiaries.

     The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Issuer to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Issuer or any Subsidiary of the Issuer, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions on the Issue Date under the Loan & Security Agreement (Rail Tank
Cars) dated as of September 25, 1995, as amended through the Issue Date, the Loan & Security Agreement (DSN Plan) dated as of October 31, 1994, as amended through the Issue Date and the Loan
& Security Agreement (Mixed Acid Plant) dated April 5, 1995, as amended through the Issue Date, each between DSN Corporation and the CIT Group/Equipment Financing, Inc. and the credit agreement, dated December 19, 1996, as amended through the Issue Date, between TES and the Bank of New Zealand, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Issuer or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (b) of the definition of "Permitted
Indebtedness" provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Issuer imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and
(g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

     Section 4.12  Limitation on Liens Securing Indebtedness.

     The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom (any such Lien, the "Initial Lien"), unless the Issuer provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Initial Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes. Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien to which it relates.

     Section 4.13  Limitation on Sale of Assets and Subsidiary
Stock.

     The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Issuer), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Issuer, whether by the Issuer or a Subsidiary or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Issuer, and including any sale and leaseback transaction, in a single transaction or through a series of related transactions (any of the foregoing, an "Asset Sale"), unless (l)(a) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms hereof or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 240 days of such Asset Sale or (b) within 240 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property (other than notes, bonds, obligation and securities, except in connection with the acquisition of a Wholly Owned Subsidiary) which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of the Issuer or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to reduce Indebtedness permitted pursuant to paragraph (b) of the definition "Permitted Indebtedness," (2) at least 85% of the total consideration received for such Asset Sale or series of related Asset Sales consists of Cash or Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Issuer determines in good faith that the Issuer or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

     An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (l) above (the "Excess Proceeds") exceeds $5 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuer shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuer may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Indebtedness which is not Subordinated Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (d), (e) or (f) of the definition "Permitted Indebtedness" and (b) property that within 30 days of such Asset Sale is converted into Cash or Cash Equivalents).

     Notwithstanding the foregoing provisions of the prior two paragraphs:

                    (i)  the Issuer and its Subsidiaries may, in
     the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                    (ii)  the Issuer and its Subsidiaries may
     convey, sell, transfer, assign or otherwise dispose of accounts receivable and notes receivable consistent with past practice for face value;

                    (iii)  the Issuer and its Subsidiaries may
     convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article V;

                    (iv)  the Issuer and its Subsidiaries may
     sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Issuer or such Subsidiary, as applicable;

                    (v)  the Issuer and its Subsidiaries may
     convey, sell, transfer, assign or otherwise dispose of assets to the Issuer or any of its wholly owned
     Guarantors;

                    (vi)  the Issuer and its Subsidiaries may
     grant Liens not prohibited by this Indenture; and

                    (vii)  the Issuer and its Subsidiaries may
     convey, sell, transfer, assign or otherwise dispose of assets having a value of $1 million or less in a single transaction or a series of related transactions.

All Net Cash Proceeds from an Event of Loss shall be invested in the business of the Issuer, used for prepayment of Indebtedness, or used to repurchase Notes, all within the period and as otherwise provided above in clause (1) (a) or (1) (b) of the first paragraph of this section.

     In addition to the foregoing, the Issuer will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of shares of common stock of TES with no preferences or special rights or privileges and with no redemption or prepayment privileges, provided that after such sale the Issuer or its Subsidiaries own at least 50% of the voting and economic interest of the Capital Stock of TES.

     Notwithstanding the foregoing provisions, the Issuer or TES may contribute all or substantially all the assets or Equity Interests of TES to a joint venture in which the Issuer or its Subsidiaries own no less than 50% of the voting and economic interests.Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Issuer to each Holder at its registered address, with a copy to the Trustee. The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

                         (1)  that the Asset Sale Offer is being
     made pursuant to such notice and this Section 4.13;

                         (2)  the Asset Sale Offer Amount, the
     Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

                         (3)  that any Security or portion
     thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                         (4)  that, unless the Issuer defaults in
     depositing cash with the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Issuer or any Affiliate of the Issuer) in accordance with the last paragraph of this clause, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                         (5)  that Holders electing to have a
     Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding any other provision of this Indenture, be the Issuer or any Affiliate of the Issuer) at the address specified in the notice;

                         (6)  that Holders will be entitled to
     withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the

     Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                         (7)  that if Securities in a principal
     amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Issuer shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                         (8)  that Holders whose Securities were
     purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                         (9)  the circumstances and relevant
     facts regarding such Asset Sale.

The Issuer agrees that any Asset Sale Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder or the Notes by virtue thereof.
On or before the date of purchase of Securities pursuant to an Asset Sale Offer, the Issuer shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

     Section 4.14  Limitation on Lines of Business.

     Neither the Issuer nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Issuer, is a Related Business.

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
     Section 4.15  Limitation on Status as Investment Company.

None of the Issuer or any of its Subsidiaries shall become required to be registered as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

     Section 4.16  Future Subsidiary Guarantors.

All present Subsidiaries (except for El Dorado Nitrogen Company) and future Subsidiaries of the Issuer jointly and severally will guaranty irrevocably and unconditionally all principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes on a senior basis in accordance with Article XI hereof.

     Section 4.17  Payments for Consent.

Neither the Issuer nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Guarantees unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes a reasonable amount of time prior to the expiration of such solicitation.

     Section 4.18  Limitation on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, enter into any sale and leaseback transaction unless (a) immediately after giving pro forma effect to such sale and leaseback transaction (the Attributable Value of such sale and leaseback transaction being deemed to be Indebtedness of the Issuer, if not otherwise treated so pursuant to the definition of Indebtedness), the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.10 and (b) such sale and leaseback transaction complies with Section 4.13.

     Section 4.19 LSB Note. On the Issue Date, the Issuer will enter into a Note in form of Exhibit C.

                            ARTICLE V

                      SUCCESSOR CORPORATION

     Section 5.1  Limitation on Merger, Sale or Consolidation.

     The Issuer will not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either (a) the Issuer is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Issuer in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.10.

     On or prior to the consummation of the proposed transaction, the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture executed in connection therewith complies with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Issuer's interest in which constitutes all or substantially all of the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

     Section 5.2  Successor Corporation Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, under the Indenture with the same effect as if such successor corporation had been named therein as the Issuer, and the Issuer shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                            ARTICLE VI

                  EVENTS OF DEFAULT AND REMEDIES

     Section 6.1  Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                         (1)  the failure by the Issuer to pay
     any installment of interest or Liquidated Damages on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                         (2)  the failure by the Issuer to pay
     all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

                         (3)  the failure by the Issuer or any
     Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                         (4)  a decree, judgment, or order by a
     court of competent jurisdiction shall have been entered adjudicating the Issuer or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Issuer or any Subsidiary under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Issuer, any Subsidiary, or any substantial part of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                         (5)  the Issuer or any Subsidiary shall
     institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

                         (6)  a default in Indebtedness of the
     Issuer or any Subsidiary with an aggregate principal amount in excess of $5 million at any one time (a) resulting from the failure to pay any principal or interest or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

                         (7)  final unsatisfied judgments not
     covered by insurance aggregating in excess of $5 million, at any one time rendered against the Issuer or any of its Subsidiaries and such judgment is not stayed, bonded or discharged within 60 days.

     Section 6.2  Acceleration of Maturity Date; Rescission and
Annulment.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (4) and (5) of Section 6.1, relating to the Issuer or any Subsidiary) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued and unpaid interest and Liquidated Damages, if any, thereon to be due and payable immediately. If an Event of Default specified in clauses (4) and (5) above relating to the Issuer or any Subsidiary occurs, all principal and premium, if any, and accrued interest and Liquidated Damages, if any, thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the principal intention of avoiding the prohibition on redemption of the Notes prior to December 1, 2002, then the premium below (expressed as a percentage principal amount) for each of the years beginning on December 1, shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

               Year                Percentage
               1997                 114.335%
               1998                 112.543%
               1999                 110.751%
               2000                 108.959%
               2001                 107.167%

The Trustee shall have no obligation to undertake any investigation of or make any determination of, or assert, willful action or inaction by the Issuer.

At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this
Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Issuer and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                         (1)  the Issuer has paid or deposited
     with the Trustee a sum sufficient to pay

                                   (A)  all overdue interest (and
          Liquidated Damages, if any) on all
          Securities,

                                   (B)  the principal of (and
          premium, if any, applicable to) any
          Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                                   (C)  to the extent that
          payment of such interest is lawful, interest upon overdue interest (and Liquidated
          Damages, if any) at the rate borne by the Securities,

                                   (D)  all sums paid or advanced
          by the Trustee hereunder and the
          compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

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

                         (2)  all Events of Default, other than
     the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

     Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended (i) without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or other event or (ii) without the consent of Holders of a supermajority in aggregate principal amount of then outstanding Securities, unless such Holders agree in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

     Section 6.3  Collection of Indebtedness and Suits for
Enforcement by Trustee.

     The Issuer covenants that if an Event of Default in payment of principal, premium, or interest (and Liquidated Damages, if any) specified in Section 6.1(1) or (2) occurs and is continuing, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 6.4  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                    (i)  to file and prove a claim for the whole
     amount of principal (and premium, if any) and interest
     (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                    (ii)  to collect and receive any moneys or
     other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.5 Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 6.6  Priorities.

     Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest (and Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

     SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), respectively; and

     THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

     Section 6.7  Limitation on Suits.

     No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                   (A)  such Holder has
          previously given written notice to the
          Trustee of a continuing Event of Default;

                                   (B)  the Holders of not less
          than 25% in principal amount of then
          outstanding Securities shall have made
          written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                   (C)  such Holder or Holders
          have offered to the Trustee reasonable
          security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                                   (D)  the Trustee for 60 days
          after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                   (E)  no direction inconsistent
          with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 6.8  Unconditional Right of Holders to Receive
Principal, Premium and Interest.

     Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest (and Liquidated Damages, if any) on, such Security on the Maturity Dates or Interest Payment
Dates, as applicable, of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the Redemption Date; in the case of a Change of Control, the Change of Control Purchase Price, on the Change of Control Purchase
Date; and in the case of an Asset Sale, the Asset Sale Offer
Price on the relevant purchase date); and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 6.9  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in
Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10  Delay or Omission Not Waiver.

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 6.11  Control by Holders.

The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

                         (1)  such direction shall not be in
     conflict with any rule of law or with this Indenture,

                         (2)  the Trustee shall not determine
     that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                         (3)  the Trustee may take any other
     action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 6.12  Waiver of Past Default.

     Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding
Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                                   (A)  in the payment of the
          principal of, premium, if any, or interest
          (and Liquidated Damages, if any) on, any Security as specified in clauses (1) and (2) of Section 6.1,

                                   (B)  in respect of a covenant
          or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding
          Security affected, or

                                   (C)  in respect of a covenant
          or provision hereof which, under Article IX, cannot be modified or amended without the consent of Holders of a supermajority in aggregate principal amount of the then outstanding Securities, in which case such waiver shall require the consent of such Holders.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

     Section 6.13  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest (and Liquidated Damages, if any) on, any Security on or after the Maturity Date of such Security.

     Section 6.14  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                           ARTICLE VII

                             TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

     Section 7.1  Duties of Trustee.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

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                         (1)  The Trustee need perform only those
     duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                         (2)  In the absence of bad faith on its
     part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                    (i)  This subsection does not limit the
     effect of subsection (b) of this Section 7.1.

                    (ii)  The Trustee shall not be liable for any
     error of judgment made in good faith by a Trust
     Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

                    (iii)  The Trustee shall not be liable with
     respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

     (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

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     Section 7.2  Rights of Trustee.

Subject to Section 7.1:
     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuer's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     Section 7.3  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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     Section 7.4  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities (other than the Trustee's certificate of authentication) or for the use or application of any funds received by a Paying Agent other than the Trustee.

     Section 7.5  Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest (and Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date, and the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

     Section 7.6  Reports by Trustee to Holders.

     If required by law, within 60 days after each January 31 beginning with the January 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such January 31 that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Sections 313(b) and 313(c).

     The Issuer shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     Section 7.7  Compensation and Indemnity.

     The Issuer shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

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     The Issuer shall indemnify the Trustee (in its capacity as
Trustee, Registrar and Paying Agent) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claims, loss, damage, demand, fee, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer shall defend the claim with counsel satisfactory to the Trustee and the Trustee shall provide reasonable cooperation at the Issuer's expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee's defense (with the Trustee's reasonable consent) and there is no conflict of interest between the Issuer and the Trustee in connection with such defense. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct, subject to the exceptions contained in Section 7.1(c) hereof.

     To secure the Issuer's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest (and Liquidated Damages, if any) on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Issuer's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuer's obligations pursuant to
Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

     Section 7.8  Replacement of Trustee.

     The Trustee may resign by so notifying the Issuer in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor trustee with the Issuer's consent. The Issuer may remove the Trustee if:

                         (1)  the Trustee fails to comply with
     Section 7.10;

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                         (2)  the Trustee is adjudged bankrupt or
     insolvent;

                         (3)  a receiver, Custodian, or other
     public officer takes charge of the Trustee or its property; or

                         (4)  the Trustee becomes incapable of
     acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor
Trustee to replace the successor Trustee appointed by the Issuer.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.
Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor
Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     Section 7.9  Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

     Section 7.10  Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth

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in its most recent published annual report of condition.  The
Trustee shall comply with TIA Section 310(b).

     Section 7.11  Preferential Collection of Claims Against
Issuer.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                           ARTICLE VIII

             LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.1  Option to Effect Legal Defeasance or Covenant
Defeasance.

     The Issuer may, at its option at any time, elect to have Section
8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article
VIII.

     Section 8.2  Legal Defeasance and Discharge.

     Upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Securities when such payments are due from the trust funds, (b) the Issuer's obligations with respect to such Securities concerning issuing temporary Notes, registration of Notes, mutilated, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 with respect to the Securities.

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     Section 8.3  Covenant Defeasance.

     Upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer shall be released from its obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16 and 4.18,
Article V and Article X with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(3), 6.1(6) and 6.1(7) shall not constitute Events of Default.

     Section 8.4  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Securities:

     (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, and such Holders must have a valid, perfected, exclusive security interest in such trust (i) cash in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (iii) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest (and Liquidated Damages, if any); provided that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

     (b) In the case of an election under Section 8.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel

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in the United States reasonably satisfactory to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) In the case of an election under Section 8.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.1(4) or 6.1(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

     (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound;

     (f) In the case of an election under either Section 8.2 or 8.3, the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.2 or 8.3 was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

     (g) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, in subsections (a) through (f) of this Section 8.4 and, in the case of the Opinion of Counsel, subsections (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this
Section 8.4 have been complied with as contemplated by this
Section 8.4.

     Section 8.5 Deposited Cash and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this
Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of

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the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

     Section 8.6  Repayment to Issuer.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest (and Liquidated
Damages, if any) has become due and payable shall be paid to the Issuer on its request; and the Holder of such Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

     Section 8.7  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or
8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section
8.2 and 8.3, as the case may be; provided, however, that, if the

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Issuer makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash held by the Trustee or Paying Agent.

                            ARTICLE IX

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1  Supplemental Indentures Without Consent of
Holders.

     Without the consent of any Holder, the Issuer or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                         (1)  to cure any ambiguity, defect, or
     inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                         (2)  to add to the covenants of the
     Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or to make any other change that does not adversely affect the rights of any Holder; provided, that the Issuer has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                         (3)  to provide for additional
     Guarantors of the Securities;

                         (4)  to evidence the succession of
     another person to the Issuer, and the assumption by any such successor of the obligations of such Issuer, herein and in the Securities in accordance with Article V; or

                         (5)  to comply with the TIA.

     Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

     Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuer and the

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Trustee, the Issuer and any Guarantor, when authorized by Board
Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Issuer or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding the foregoing provisions of this
Section 9.2, without the consent of at least 66-2/3% of the aggregate principal amount of outstanding Securities, no such amendment, supplemental indenture or waiver shall change any provision of Section 10.1 or Section 4.13, and except as otherwise specifically provided herein, and without the consent of each Holder affected thereby, no such amendment, supplemental indenture or waiver shall:

                         (1)  reduce the percentage of principal
     amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                         (2)  reduce the rate or extend the time
     for payment of interest (and Liquidated Damages, if any) on any Security;

                         (3)  reduce the principal amount of any
     Security, or reduce the Change of Control Purchase
     Price or the Asset Sale Offer Price;

                         (4)  change the Stated Maturity of any
     Security;

                         (5)  alter the redemption provisions of
     Article III in a manner adverse to any Holder;

                         (6)  make any changes in the provisions
     concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any percentage of Securities required to consent to a waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest (and Liquidated Damages, if any) on, or redemption payment with respect to, any Security;

                         (7)  make any changes in Section 6.8,
     6.12 or this third sentence of this Section 9.2; or

                         (8)  make the principal of, or the
     interest (and Liquidated Damages, if any) on, any Security payable with anything or at anywhere other than as provided for in this Indenture and the Securities as in effect on the date hereof; or

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
                         (9)  make the Securities or Guarantees
     subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     In connection with any amendment, supplement or waiver under this Article IX, the Issuer may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

     Section 9.3  Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4  Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuer or the person designated by the Issuer as the person to whom consents should be sent if such revocation is received by the Issuer or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuer notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

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
After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

     Section 9.5  Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

     Section 9.6  Trustee to Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                            ARTICLE X

                   RIGHT TO REQUIRE REPURCHASE

     Section 10.1  Repurchase of Securities at Option of the
Holder upon Change of Control.

     (a) In the event that a Change of Control occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Issuer to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 35 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), plus accrued but unpaid interest (and Liquidated Damages), if any, to the Change of Control Purchase Date.

     (b) In the event that, pursuant to this Section 10.1, the Issuer shall be required to commence an offer to purchase Notes
(a "Change of Control Offer"), the Issuer shall follow the procedures set forth in this Section 10.1 as follows:

                         (1)  the Change of Control Offer shall
     commence within 10 Business Days following the Change of Control;

                         (2)  the Change of Control Offer shall
     remain open for at least 20 Business Days following its commencement (the "Change of Control Period");

                         (3)  upon expiration of a Change of
     Control Period, the Issuer shall purchase all of the tendered Securities at the Change of Control Purchase Price, plus accrued and unpaid interest (and Liquidated Damages, if any);

                         (4)  if the Change of Control Purchase
     Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if any) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                         (5)  the Issuer shall provide the
     Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

                         (6)  on or before the commencement of
     any Change of Control Offer, the Issuer or the Trustee (upon the request and at the expense of the Issuer) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                              (i)  that the Change of Control Offer is
          being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;


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
                              (ii)  the Change of Control Purchase
          Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

                              (iii)  that any Security, or portion
          thereof, not tendered or accepted for payment will continue to accrue interest;

                              (iv)  that, unless the Issuer defaults
          in depositing cash with the Paying Agent in accordance with the last paragraph of this subsection (b), or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                              (v)  that Holders electing to have a
          Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled
          "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying
          Agent (which may not for purposes of this Section
          10.1, notwithstanding anything in this Indenture to the contrary, be the Issuer or any Affiliate of the Issuer) at the address specified in the notice prior to the expiration of the Change of Control
          Offer;

                              (vi)  that Holders will be entitled to
          withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing are original or facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                              (vii)  a brief description of the events
          resulting in such Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder or the Notes by virtue thereof.

     On or before the Change of Control Purchase Date, the Issuer will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control

Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuer. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated
Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuer to the Holder thereof. The Issuer publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                            ARTICLE XI

                            GUARANTEES

     Section 11.1  Guarantee.

     (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantee, jointly and severally, on a senior basis (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise; (x) all other obligations of the Issuer to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

     (b) Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or right to require the prior disposition of the assets of the Issuer to meet its obligations,

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
protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Issuer or such Guarantor, any amount paid by either the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

     (d) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in Section 11.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree (to the extent permitted by law) that the obligations of such Guarantor under its guarantee set forth in Section 11.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this Section 11.1(d), result in the obligations of such Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

     Each Guarantor that makes any payment or distribution under
Section 11.1(a) shall be entitled to a contribution from each other Guarantor equal to its pro rata amount of such payment or distribution so long as the exercise of such right does not impair the rights of the Holders under the Guarantees. For purposes of the foregoing, the "pro rata amount" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

     Section 11.2  Execution and Delivery of Guarantee.

     To evidence its Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Guarantee substantially in the form annexed hereto as Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and that this

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
Indenture shall be executed on behalf of such Guarantor by an Officer (or if an officer is not available, by a board member or director) by manual or facsimile signature.

     Each Guarantor agrees that its Guarantee set forth in Section
11.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guarantee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

     Section 11.3  Certain Bankruptcy Events.

     Each Guarantor hereby covenants and agrees (to the extent permitted by law) that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

     Section 11.4  Release of Guarantors.

     No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless
(i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger
(if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior basis, all of such Guarantor's obligations under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or all or substantially all of its assets to an entity which is not a Guarantor, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of Section 4.13), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or

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
other security interests which secure, any Indebtedness of the Issuer or any other Subsidiary shall also terminate upon such release, sale or transfer.

     Section 11.5  Future Guarantors.

     Upon the acquisition by the Issuer or any Guarantor of the Capital Stock of any person, if, as a result of such acquisition, such person becomes a Subsidiary, the Issuer or Guarantor, as the case may be, shall cause such Subsidiary to, and such Subsidiary shall fully and unconditionally guarantee on a senior basis the obligations of the Issuer with respect to payment and performance of the Securities and the other obligations of the Issuer under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 11.1; and the Issuer or such Guarantor, as the case may be, shall cause such Subsidiary to, and such Subsidiary shall execute and deliver to the Trustee a supplemental indenture making such Subsidiary a party to this Indenture.

                           ARTICLE XII

                          MISCELLANEOUS

     Section 12.1  TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

     Section 12.2  Notices.

     Any notices or other communications to the Issuer, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Issuer or the Guarantors:

               ClimaChem, Inc.
               P.O. Box 754
               16 South Pennsylvania Avenue
               Oklahoma City, Oklahoma 73101
               Attention:  Jack E. Golsen
               Telephone:  (405) 235-4546
               Telecopy:  (405) 235-5067

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
          if to the Trustee:

               Bank One, NA
               100 E. Broad Street
               Columbus, Ohio 43215

               Attention:  Corporate Trust Administration
                              Telephone:     1-800-346-5153
                              Telecopy:      1-614-248-5195

The Issuer, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Issuer, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 12.3  Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the
Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     Section 12.4  Certificate and Opinion as to Conditions
Precedent.

     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                         (1)  an Officers' Certificate (in form
     and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

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
                         (2)  an Opinion of Counsel (in form and
     substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.5  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                         (1)  a statement that the person making
     such certificate or opinion has read such covenant or condition;

                         (2)  a brief statement as to the nature
     and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                         (3)  a statement that, in the opinion of
     such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (4)  a statement as to whether or not,
     in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     Section 12.6  Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

     Section 12.7  Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 12.8  Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF

NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR EACH GUARANTOR IN ANY OTHER JURISDICTION.

     Section 12.9  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.10  No Recourse Against Others.

     No direct or indirect stockholder, director, officer, employee, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability for any obligations of the Issuer or the Guarantors under the Securities or this Indenture by reason of such Person's status as such stockholder, director, officer or employee, except to the extent such Person is the Issuer or a Guarantor. Each Securityholder by accepting a Security waives and releases all such liability.
Such waiver and release are part of the consideration for the issuance of the Securities.

     Section 12.11  Successors.

     All agreements of the Issuer and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

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
     Section 12.12  Duplicate Originals.

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     Section 12.13  Severability.

     In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 12.14  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

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
                            SIGNATURE

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              CLIMACHEM, INC.


                              By:______________________________
                                 Name: Tony M.  Shelby
                                 Title:   Vice President

                              BANK ONE, NA,
                              as Trustee


                              By:_______________________________
                                 Name:  Jon A. Beacham
                                 Title: Authorized Signer

                              THE GUARANTORS:

                              International Environmental
                              Corporation
                              Climate Master, Inc.
                              CHP Corporation
                              KOAX Corporation
                              APR Corporation
                              LSB Chemical Corp.
                              Slurry Explosive Corporation
                              Universal Tech Corporation
                              Total Energy Systems Limited
                              Northwest Financial Corporation
                              DSN Corporation


                             By:______________________________
                                Name:  Tony M. Shelby
                                Title:    Vice President

                                   Climate Mate, Inc.
                                   The Environmental Group
                                   International
                                   Limited

                                   By:________________________
                                      Name:  David R. Goss


                                   Total Energy Systems (NZ) Ltd.
                                   T.E.S. Mining Services Pty.
                                   Ltd.
                                   El Dorado Chemical Company


                                   By:__________________________
                                      Name:  James L. Wewers


                                   The Environmental Group, Inc.


                                   By:___________________________
                                      Name: Barry H. Golsen

                                                        EXHIBIT A


                          [FORM OF NOTE]

                         CLIMACHEM, INC.

                       10 3/4% SENIOR NOTES
                             DUE 2007


Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), AND, ACCORDINGLY MAY  NOT BE
          OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR
          BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN
          THE FOLLOWING SENTENCE.  BY ITS ACQUISITION
          HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS
          A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN
          RULE 144A UNDER THE SECURITIES ACT), (B) IT IS
          AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE
          501(a)(1), (2), (3) or (7) UNDER THE SECURITIES
          ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL
          ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S.
          PERSON AND IS ACQUIRING THIS SECURITY OUTSIDE
          THE UNTIED STATES IN COMPLIANCE WITH REGULATION
          S UNDER THE SECURITIES ACT, (2) AGREES THAT IT

________________
1 This paragraph should only be added if the Security is a Global Security.

         WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS
          AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE
          OF THIS NOTE AND THE LAST DATE ON WHICH THE
          ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE
          OWNER OF THIS NOTE (THE "RESALE RESTRICTION
          TERMINATION DATE")  OFFER, SELL OR OTHERWISE
          TRANSFER THIS NOTE, EXCEPT (A)  TO THE ISSUER,
          (B) TO A PERSON WHOM THE SELLER REASONABLY
          BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
          PURCHASING FOR ITS OWN ACCOUNT OR FOR THE
          ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER
          IN COMPLIANCE WITH THE REALE PROVISIONS OF RULE
          144A UNDER THE SECURITIES ACT, (C) TO AN
          INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO
          SUCH TRANSFER, FURNISHES TO THE TRUSTEE A
          WRITTEN CERTIFICATION  CONTAINING CERTAIN
          REPRESENTATIONS AND AGREEMENTS RELATING TO THE
          RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM
          OF WHICH LETTER CAN BE OBTAINED FROM THE
          TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS
          PROVIDED BY RULE 144 UNDER THE SECURITIES ACT
          (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
          (F) OUTSIDE THE UNITED STATES TO A FOREIGN
          PERSON IN A TRANSACTION MEETING THE REQUIREMENTS
          OF REGULATION S UNDER THE SECURITIES ACT OR (G)
          PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM
          THE REGISTRATION REQUIREMENTS OF THE SECURITIES
          ACT (BASED, IN THE CASE OF CLAUSES (C), (D), (F)
          AND (G) ABOVE, UPON AN OPINION OF COUNSEL
          REASONABLY ACCEPTABLE TO THE ISSUER IF THE
          ISSUER SO REQUESTS), SUBJECT IN EACH OF THE
          FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT
          THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY
          OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS
          CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE
          SECURITIES LAWS AND (3) AGREES THAT IT WILL
          DELIVER TO EACH PERSON TO WHOM THIS NOTE IS
          TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT
          OF THIS LEGEND.  IF THE PROPOSED TRANSFEREE IS
          AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER
          MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE
          TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS,
          LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF
          THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH
          TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION
          FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE

          REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
          THE FOREGOING RESTRICTIONS ON RESALE WILL NOT
          APPLY SUBSEQUENT TO THE RESALE RESTRICTION
          TERMINATION DATE.

          THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL
          SECURITY WITHIN THE MEANING OF THE INDENTURE
          REFERRED TO HEREINAFTER.  EXCEPT IN THE
          CIRCUMSTANCES DESCRIBED IN SECTION 2.6(c) OF THE
          INDENTURE, INTERESTS IN THIS TEMPORARY
          REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED
          OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR
          BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION
          OF THE RESTRICTED PERIOD (AS DEFINED IN THE
          INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN
          INTEREST IN THIS TEMPORARY REGULATION S GLOBAL
          SECURITY MAY BE MADE FOR AN INTEREST IN A
          RESTRICTED GLOBAL SECURITY OR IN A PERMANENT
          REGULATION S GLOBAL SECURITY AND NO PAYMENT OF
          INTEREST OR PRINCIPAL ON AN INTEREST IN THIS
          TEMPORARY REGULATION S GLOBAL NOTE MAY BE MADE
          UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION
          OF THE RESTRICTED PERIOD AND THE DATE ON WHICH
          THE OWNER SECURITIES CERTIFICATION AND THE
          DEPOSITORY SECURITIES CERTIFICATION RELATING TO
          SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE
          WITH THE TERMS OF THE INDENTURE, TO THE EFFECT
          THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH
          INTEREST ARE NOT U.S. PERSONS. 2

______________________
2 This paragraph should only be added if the Security is a Temporary Regulation S Security.

                                          CUSIP NO.______

No.                                               $


     ClimaChem, Inc., an Oklahoma corporation (the "Issuer"), which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____
Dollars, on December 1, 2007.

           Interest Payment Dates:  June 1 and December 1.

           Record Dates:  May 15 and November 15.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed under its corporate seal.

                                   CLIMACHEM, INC.


                                   By:________________________
                                        Name: Jack E. Golsen
                                        Title:   President


Attest:_________________________

        [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


     This is one of the Securities described in the within-mentioned
Indenture.


Dated: ____________, 1997
                                   Bank One, NA, as Trustee


                                   By:_______________________
                                     Authorized Signatory

                         CLIMACHEM, INC.

                       10 3/4% SENIOR NOTES
                             DUE 2007


1.  Interest.

     ClimaChem, Inc., an Oklahoma corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at a rate of 10 3/4% per annum. To the extent it is lawful, the Issuer promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 3/4% per annum compounded semi-annually.

     The Issuer will pay interest semi-annually on December 1 and June 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities pursuant to the Indenture or, if no interest has been paid, from November 26, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.

     The Issuer shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record
Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuer shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of principal, premium and interest (and
Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest
(and Liquidated Damages, if any) and premium on all Global
Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Issuer and the Paying Agent.

3.  Paying Agent and Registrar.

     Initially, Bank One, NA (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  Indenture.

     The Issuer issued the Securities under an Indenture, dated November 26, 1997 (the "Indenture"), among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Issuer limited in aggregate principal amount to $105,000,000.

5.  Redemption.

     Except as provided in this Paragraph 5, the Issuer shall not have the right to redeem any Securities. The Securities are redeemable in whole or from time to time in part at any time on or after December 1, 2002, at the option of the Issuer, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing December 1 of each of the years indicated below, in each case (subject to the right of Holders of record on the Record Date to receive interest and Liquidated Damages due on an Interest Payment Date that is on or prior to such Redemption
Date), plus any accrued but unpaid interest (and Liquidated
Damages, if any) to the Redemption Date.

              Year                           Redemption Price

              2002 . . . . . . . . . . . . . . . . . .105.375%
              2003 . . . . . . . . . . . . . . . . . .103.583%
              2004 . . . . . . . . . . . . . . . . . .101.792%
              2005 and thereafter. . . . . . . . . . .100.000%

     Until December 1, 2000, upon a Public Equity Offering of common stock of the Issuer for cash, up to $35 million aggregate principal amount of the Notes may be redeemed at the option of the Issuer within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 110.75% of principal (subject to the right of Holders of record on a Record Date to receive interest and Liquidated Damages due on an Interest
Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than $65 million aggregate principal amount of the Notes are outstanding.

     Any redemption of the Notes shall comply with Article III of the Indenture.

6.  Notice of Redemption.

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7.  Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  Persons Deemed Owners.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

9.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

     If the Issuer at any time deposits into an irrevocable trust with the Trustee Cash or U.S. Government Obligations sufficient to pay the principal of and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest (and
Liquidated Damages, if any) on the Securities).

11.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, comply with the TIA or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.

     In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Issuer to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) to and including the Change of Control Purchase Date.

14.  Certain Asset Sales.

     The Indenture imposes certain limitations on the ability of the Issuer to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Issuer generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued and unpaid interest
(and Liquidated Damages, if any) to the purchase date, as more fully set forth in the Indenture.

15.  Successors.

     When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Issuer.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

     No direct or indirect stockholder, director, officer or employee, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Issuer or the Guarantors under the Securities or the Indenture by reason of his status as such stockholder, director, officer or employee, except to the extent such person is the Issuer or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=
Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Governing Law.

     The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

                       [FORM OF ASSIGNMENT]


                 I or we assign this Security to
_________________________________________________________
_________________________________________________________
_________________________________________________________
(Print or type name, address and zip code of assignee)


Please insert Social Security or other identifying number of assignee

                      _________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:  __________ Signed:______________________________________
                          (Sign exactly as your name appears on
                           the other side of this Security)

Signature guarantee:_________________________

                OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:


     (   ) Section 4.13
     (   ) Article X


     If you want to elect to have only part of this Security purchased by the Issuer pursuant to the Indenture, state the principal amount you want to have purchased: $________


Date:  ________________ Signature:__________________________________
                                  (Sign exactly as your name appears on
                                   the other side of this Security)

Signature guarantee:_________________________

          SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES 3

     The following exchanges of a part of this Global Security for definitive Securities have been made:

               Amount of                   Amount of
               decrease in Principal       increase in Principal
               Amount of this              Amount of this
Date of        Global                      Global
Exchange       Security                    Security
__________________________________________________________________






Principal Amount of
this Global                Signature of auth
Security following         authorized signatory
such decrease (or          of Trustee or Securities
increase)                  Custodian
_____________________________________________________



_______________
3 This schedule should only be added if the Security is a Global
Security.

                                                             EXHIBIT B


                        FORM OF GUARANTEE


For value received, ________________, a _______________
corporation, hereby irrevocably, unconditionally guarantees on a senior basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest (and Liquidated Damages, if any) on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guarantee of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.





                                   By:___________________________

                                                        EXHIBIT C

                    FORM OF PROMISSORY NOTE

                                        Oklahoma City, Oklahoma
$10,000,000                                     November 26, 1997


     For Value Received, the undersigned LSB Industries, Inc. (the "Borrower") promises to pay to the order of ClimaChem, Inc. (the "Lender") at the Lender's office at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma, the principal sum of Ten Million Dollars in a single installment on December 1, 2007.

     The Borrower promises to pay interest on the balance of principal remaining from time to time unpaid hereon at the rates and times set forth in this Note.

     Section 1.  Interest.

          Section 1.1. Interest Rates. (a) Subject to all of the terms and conditions of this Section 1, the principal indebtedness evidenced by this Note shall bear interest a rate per annum of 10 3/4%; provided that if the Borrower shall fail to pay when due the outstanding principal indebtedness then due hereunder (whether by lapse of time, acceleration or otherwise), such principal indebtedness shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum of 10 3/4%. Interest shall be due and payable on June 1 and December 1, commencing June 1, 1998.

          Section 1.2.   Computation of Interest.  All interest
on this Note shall be computed on the basis of a year of 360 days comprised of twelve thirty day months.

     Section 2.  Payments; Prepayments.

          Section 2.1. Place and Application of Payments. All payments of principal, interest and all other amounts payable hereunder shall be paid to the Lender at its principal office in Oklahoma City, Oklahoma. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim. Unless the Borrower otherwise directs, principal payments made prior to any Event of Default hereunder, shall be applied, first, to interest and second, to the payment of
principal.   No amount paid or prepaid on this Note may be
borrowed again.

          Section 2.2. Voluntary Prepayments. The Borrower shall have the option of prepaying without premium or penalty and in whole or in part any portion of this Note, such prepayment to be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of prepayment.

          Section 2.3. Mandatory Repayment. Except as provided below, the Borrower will not, and will not permit any of its subsidiaries (other than Lender and its subsidiaries) to, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its assets for cash, and including any sale or other transfer of outstanding equity interests of any subsidiary of the Borrower (other than Lender and its subsidiaries) for cash, whether by the Borrower or a subsidiary (other than Lender and its subsidiaries), in a single transaction or through a series of related transactions (any of the foregoing, an "Asset Sale"), unless within 30 days after the receipt of Net Cash Proceeds (as defined below) of such Asset Sale, 50% of such Net Cash Proceeds are applied to the prepayment of the Notes without premium or penalty, plus accrued and unpaid interest on the principal amount paid to the date of prepayment.

          Notwithstanding the foregoing provisions of the prior paragraph, the provisions of the prior paragraph shall not apply to the following:

                     (i)  the  conveyance, sale, transfer,
assignment or other disposition of inventory acquired and held for resale in the ordinary course of business;

                     (ii)  the conveyance, sale, transfer,
assignment or other disposition of accounts receivable;

                     (iii)  the sale or disposition of damaged,
worn out or other obsolete property;

                     (iv)  the conveyance, sale, transfer,
assignment or other disposition of assets to the Borrower or any of its subsidiaries (other than the Lender and its subsidiaries);

                     (v)  the conveyance, sale, transfer,
assignment or other disposition of assets having a value of $500,000 or less in a single transaction or a series of related transactions.

          "Net Cash Proceeds" means the aggregate amount of cash received by the Borrower and its subsidiaries (other than the Lender and its subsidiaries) in respect of an Asset Sale, less
(i) the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, (ii) the amount (estimated reasonably and in good faith by the Borrower) of income, franchise, sales and other applicable taxes required to be paid by the Borrower or any of its respective subsidiaries (other than the Lender and its subsidiaries) in connection with such Asset Sale, (iii) the amount of cash resulting from an Asset Sale in a foreign jurisdiction that is prohibited by law from being transferred to the United States or exchanged for U.S. dollars and (iv) the amount used to prepay other senior indebtedness of the Borrower or a subsidiary which requires such prepayment in accordance with its terms.

     Section 3.  Events of Default and Remedies.

     Section 3.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder: (a) non-payment when due of any principal of or interest on this Note and the continuance of any such failure for 30 days; (b) the institution by or against the Borrower of any bankruptcy or similar proceeding for the relief of debtors or the appointment of any receiver for any such party or any of his/her property and such act remains unstayed for a period of 90 consecutive days; and (c) the making of the Borrower of an assignment for the benefit of creditors.

     Section 3.2. Acceleration. When any Event of Default has occurred and is continuing, the Lender may, by notice to the Borrower, declare the principal of and interest on this Note to be due and payable and upon such declaration this Note, including both principal and interest, and all other amounts due under this Note shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind. Also in any such event, the Lender shall have the right to exercise any other action, right, power or remedy permitted by law.


     Section 4.  Miscellaneous.

     Section 4.1. No Waiver of Rights. No delay or failure on the part of the Lender or on the part of the holder or holders of this Note in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Lender and of the holder or holders of this Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 4.2. Amendments. No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, provided, however, that the Lender may not take any such action and such action shall not be effective without the consent of a majority aggregate principal amount of the Lender's 10 % Senior Notes due 2007 then outstanding.

     Section 4.3. Holidays. If any payment hereunder becomes due and payable on a day which is not a business day, the due date of such payment shall be extended to the next succeeding business day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not business day, interest on such principal amount shall not continue to accrue during such extension.

     Section 4.4. Notices. All notices and communications provided for herein shall be in writing, except as otherwise specifically provided for hereinabove, and shall be deemed to have been given or made when served personally or when deposited in the United States mail addressed if to the Borrower at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, or if to the Lender at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, or at such other address as shall be designated by any party thereto in a written notice given to each party pursuant to this Section 4.4.

     Section 4.5. Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition on enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 4.6. Binding Nature; Governing Law; Waivers. This Note shall be binding upon the Borrower and upon its successors and assigns, and shall inure to the benefit of the Lender and the benefit of its successors and assigns, including any subsequent holder of this Note. This Note shall be governed and construed in accordance with the internal laws of the State of Oklahoma without regard to principles of conflicts of laws. The Borrower hereby waives presentment for payment and demand.



                           Borrower:


                           LSB Industries, Inc.


                           By:___________________________
                                Jack E. Golsen

                           Its: Chairman of the Board, Chief
                                Executive Officer and President

                                                          ANNEX A


         [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                BENEFICIAL INTEREST IN A TEMPORARY
                   REGULATION S GLOBAL SECURITY
                      TO EUROCLEAR OR CEDEL]

                  OWNER SECURITIES CERTIFICATION

                         CLIMACHEM, INC.


                    10 3/4% Senior Notes due 2007
                         CUSIP No. _____

          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, as of the date hereof, $________ of the above-captioned Securities (the "Securities") are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.




                         ANNEX A-1

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.


               Dated:_______________, ____

               By:_______________________________________
                  As, or as agent for, the beneficial
                  owner(s) of the Securities to which
                  this certificate relates.


                           ANNEX A-2

                                                          ANNEX B

                [FORM OF CERTIFICATION TO BE GIVEN
                   BY THE EUROCLEAR OPERATOR OR
                   CEDEL BANK, SOCIETE ANONYME]

               DEPOSITORY SECURITIES CERTIFICATION

                         CLIMACHEM, INC.

                    10 3/4% Senior Notes due 2007
                         CUSIP No. _____


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, with respect to U.S.$__________ principal amount of the above-captioned Securities (the "Securities"), except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture. 1

          We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Security (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are


__________________
1 Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

                           ANNEX B-1
commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.


                     Dated:  _______________, ____


                         Yours faithfully,


                     [CHEMICAL BANK, as operator of
                     the Euroclear System]

                     or

                     [CEDEL BANK, SOCIETE ANONYME]


                     By______________________________

                                  ANNEX B-2

                                                          ANNEX C
              [FORM OF CERTIFICATION TO BE GIVEN BY
              TRANSFEREE OF BENEFICIAL INTEREST IN A
             TEMPORARY REGULATION S GLOBAL SECURITY]

               TRANSFEREE SECURITIES CERTIFICATION

                         CLIMACHEM, INC.

                    10 3/4% Senior Notes due 2007
                         CUSIP No. _____


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and ClimaChem as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

               Dated:_______________, ____

               By:_______________________________________
                  As, or as agent for, the beneficial
                  acquiror of the Securities to which
                  this certificate relates.


                          ANNEX C-1

                                                          ANNEX D

              FORM OF CERTIFICATION FOR TRANSFER OR
              EXCHANGE OF RESTRICTED GLOBAL SECURITY
            TO TEMPORARY REGULATION S GLOBAL SECURITY
               (Exchanges or transfers pursuant to
               Section 2.6(c)(3) of the Indenture)


Bank One, NA




          Re:  ClimaChem, Inc. 10 3/4% Notes due 2007 (the
               "Securities")



          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Temporary Regulation S Global Security (CUSIP No. ________) to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

               (1) the offer of the Securities was not made to a person in the United States;

               [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;] 1


_________________
1 Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.


                             ANNEX D-1

               [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;] 1

               (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                          Dated:  _______________


                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                        Title:


     cc:  ClimaChem, Inc.


                          ANNEX D-2

                                                          ANNEX E

        FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                  RESTRICTED GLOBAL SECURITY TO
              PERMANENT REGULATION S GLOBAL SECURITY
               (Exchanges or transfers pursuant to
               Section 2.6(c)(4) of the Indenture)


Bank One, NA


          Re:  ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the
               "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$________ aggregate principal amount of Securities which are held in the form of the Restricted Global Security (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Permanent Regulation S Global Security (CUSIP No. ________).

          In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Securities and,

(1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities
Act"), the Transferor does hereby certify that:

               (A) the offer of the Securities was not made to a person in the United States;

               [(B) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;] 1

________________
1 Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.


                          ANNEX E-1

               [(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;] 1

               (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

               (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                          Dated:  _______________


                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                        Title:


     cc:  ClimaChem, Inc.

                         ANNEX E-2

                                                          ANNEX F

        FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
              TEMPORARY REGULATION S GLOBAL SECURITY
           OR PERMANENT REGULATION S GLOBAL SECURITY TO
                    RESTRICTED GLOBAL SECURITY
               (Exchanges or transfers pursuant to
               Section 2.6(c)(5) of the Indenture)


Bank One, NA


          Re:  ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the
               "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S.$________ aggregate principal amount of Securities which are evidenced by a [Temporary Regulation S Global Security (CUSIP No. ______)] [Permanent Regulation S Global Security (CUSIP No. ______)] and held with the Depository through [Euroclear] [Cedel] (Common Code ________) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Securities to a person that will take delivery thereof in the form of an equal principal amount of Securities evidenced by a Restricted Global Security of the same series and of like tenor as the Securities (CUSIP No. ________).

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that either (i) such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or (ii) such transfer is being made to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act, for its own account or one or more other institutional "accredited investors," that furnishes to you (a) a written certification containing certain representations and agreements relating to the restrictions on transfer of such Security (the form of which is to be provided by you) and (b) an

                           ANNEX F-1
opinion of counsel reasonably satisfactory to the Issuer if the Transfer is of a Temporary Regulation S Global Security or if the Issuer so requests, in each case in accordance with an applicable securities law of any State of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                          Dated:  _______________


                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                        Title:


     cc:  ClimaChem, Inc.


                          ANNEX F-2

                                                        ANNEX G-1

                FORM OF CERTIFICATION FOR TRANSFER
          OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
                    RESTRICTED GLOBAL SECURITY
               (Transfers and exchanges pursuant to
               Section 2.6(c)(6) of the Indenture)


Bank One, NA


               Re: ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Securities held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") or to an institutional "accredited investor" under Rule 501(a)(1),
(2), (3) or (7) under the Securities Act and accordingly the Transferor does hereby further certify that:

               (1)  if the transfer has been effected pursuant to Rule
     144A:

                         (A) the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

                         (B)  such Person and each such account is a
          "qualified institutional buyer" within the meaning of Rule 144A and the Securities have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States.

                    (2) if the transfer is to an institutional "accredited investor," such transfer is being made to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act,

                              ANNEX G-1-1
          for its own account or one or more other institutional "accredited investors," that furnishes to you (a) a written certification containing certain representations and agreements relating to the restrictions on transfer of such Security (the form of which is to be provided by you) and (b) an opinion of counsel reasonably satisfactory to the Issuer if the Issuer so requests, in each case in accordance with any applicable securities law of any State of the United States.

                    (3)  if the transfer has been effected pursuant to Rule
          144:

                         (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                         (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                     Dated:  _______________, ____


                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                       Title:


     cc:  ClimaChem, Inc.


                           ANNEX G-1-2

                                                        ANNEX G-2

                FORM OF CERTIFICATION FOR TRANSFER
          OR EXCHANGE OF NON-GLOBAL RESTRICTED SECURITY TO
              PERMANENT REGULATION S GLOBAL SECURITY
            OR TEMPORARY REGULATION S GLOBAL SECURITY
               (Transfers and exchanges pursuant to
               Section 2.6(c)(6) of the Indenture)


Bank One, NA


           Re:  ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the
               "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Securities held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

               (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                    (A) the offer of the Securities was not made to a person in the United States;

                         (B)  either;

                                 (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                 (ii)  the transaction was executed in, on or
               through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;


                             ANNEX G-2-1

                         (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                         (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

                         (E)  if such transfer is to occur during the
          Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

               (2)  if the transfer has been effected pursuant to Rule
     144:

                         (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                         (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                     Dated:  _______________, ____


                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                       Title:


     cc:  ClimaChem, Inc.


                         ANNEX G-2-2

                                                        ANNEX H-1

                FORM OF CERTIFICATION FOR TRANSFER
          OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
              SECURITY TO RESTRICTED GLOBAL SECURITY
               (Transfers and exchanges pursuant to
               Section 2.6(c)(7) of the Indenture)


Bank One, NA


          Re:  ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the
               "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Securities held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such Securities are owned by the Transferor and are being exchanged without transfer or either (i) such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or (ii) such transfer is being made to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, for its own account or one or more other institutional "accredited investors," that furnishes to you (a) a written certification containing certain representations and agreements relating to the restrictions on transfer of such Security (the form of which is to be provided by you) and (b) an opinion of counsel reasonably satisfactory to the Issuer if the Issuer so requests, in each case in accordance with any applicable securities law of any State of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This

                           ANNEX H-1-1
certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                     Dated:  _______________, ____

                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                        Title:


     cc:  ClimaChem, Inc.


                           ANNEX H-1-2

                                                        ANNEX H-2

                FORM OF CERTIFICATION FOR TRANSFER
          OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
        SECURITY TO PERMANENT REGULATION S GLOBAL SECURITY
               (Transfers and exchanges pursuant to
               Section 2.6(c)(7) of the Indenture)


Bank One, NA



          Re:  ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the
               "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Securities held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

               (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                    (A) the offer of the Securities was not made to a person in the United States;

                         (B)  either;

                                 (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                 (ii)  the transaction was executed in, on or
               through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;


                          ANNEX H-2-1

                         (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                         (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

                         (E)  if such transfer is to occur during the
          Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

               (2)  if the transfer has been effected pursuant to Rule
     144:

                         (A) more than two years has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                         (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                     Dated:  _______________, ____


                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                        Title:


     cc:  ClimaChem, Inc.


                          ANNEX H-2-2

                                                          ANNEX I

                FORM OF CERTIFICATION FOR TRANSFER
            OR EXCHANGE OF RESTRICTED GLOBAL SECURITY
                  TO RESTRICTED GLOBAL SECURITY
               (Transfers and exchanges pursuant to
               Section 2.6(c)(8) of the Indenture)


Bank One, NA



          Re:  ClimaChem, Inc. 10 3/4% Senior Notes due 2007 (the
               "Securities")


          Reference is hereby made to the Indenture, dated as of November 26, 1997 (the "Indenture"), between ClimaChem, Inc., as Issuer, and Bank One, NA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Securities held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

          In connection with such request and in respect of such Securities, the Transferor does hereby certify that such Securities are owned by the Transferor and are being exchanged without transfer or either (i) such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or (ii) such transfer is being made to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, for its own account or one or more other institutional "accredited investors," that furnishes to you (a) a written certification containing certain representations and agreements relating to the restrictions on transfer of such Security (the form of which is to be provided by you) and (b) an opinion of counsel reasonably satisfactory to the Issuer if the Issuer so requests, in each case in accordance with any applicable securities law of any State of the United States.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This

                           ANNEX I-1
certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                     Dated:  _______________, ____

                     [Insert Name of Transferor]


                     By:_____________________________
                        Name:
                        Title:


     cc:  ClimaChem, Inc.


                         ANNEX I-2